Exhibit 35.2

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

GS Mortgage Securities Trust 2011-GC5, Commercial Mortgage Pass-Through

Certificates, Series 2011-GC5 (the “Trust”),

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as special servicer (the “Certifying Servicer”), certify GS Mortgage Securities Corporation II and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the year ended December 31, 2014 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.	To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Date: March 11, 2015

TORCHLIGHT LOAN SERVICES, LLC

By:	/s/ Jacob Baron
	Name:	Jacob Baron
	Title:	Authorized Signatory

475 Fifth Avenue, New York, NY 10017
T	212.883.2800 F 212.883.2560
E	info@torchlightloanservices.com
www. torchlightinvestors.com